UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2011

TrustCo Bank Corp NY
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

New York	0-10592	14-1630287
State of Other Jurisdiction or Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE
GLENVILLE, NEW YORK 12302
(Address of Principal Executive Offices)

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TrustCo Bank Corp NY

Item 7.01 – Regulation FD Disclosure

On June 8, 2011, TrustCo Bank Corp NY (the “Company”) issued a press release announcing the commencement of an underwritten public offering of approximately 13.6 million shares of the Company’s common stock.  A copy of the press release is attached hereto as Exhibit 99(a) to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 – Financial Statements and Exhibits

Reg. S-K Exhibit No.	Description

99(a)	Press Release dated June 8, 2011 announcing the commencement of the common stock offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTCO BANK CORP NY

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer

Date: June 8, 2011

Exhibits Index

The following exhibits are filed herewith:

Reg. S-K Exhibit No.	Description	Page

99(a)	Press Release dated June 8, 2011 announcing the commencement of the common stock offering.	4 - 5